EXHIBIT 25

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           -------------------------

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                           -------------------------

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)



                    U.S. TRUST COMPANY OF CALIFORNIA, N.A.
              (Exact name of trustee as specified in its charter)

                                                          95-4311476
                                                      (I.R.S. employer
                                                      identification No.)

515 South Flower Street, Suite 2700
Los Angeles, CA                                         90071
(Address of principal                                (Zip Code)
executive offices)

                                  DWIGHT LIU
                      515 South Flower Street, Suite 2700
                         Los Angeles, California 90071
                                (213) 861-5000

(Name, address, including zip code and telephone number of agent for service)
                         ----------------------------

                               Metals USA, Inc.
              (Exact name of obligor as specified in its charter)

        DELAWARE                                          76-0533626
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                          Three Riverway, Suite 600
                              Houston, TX 77057
                (Address of principal chief executive offices)

                          Affiliated Metals Company
            (Exact name of guarantor as specified in its charter)

          MISSOURI                                       43-1186503
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                      Cornerstone Patio Concepts, L.L.C.

           NEVADA                                        95-4582177
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                        Cornerstone Metals Corporation

             NEVADA                                      76-0464804
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                      Cornerstone Aluminum Company, Inc.

            NEVADA                                      76-0525604
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                     Cornerstone Building Products, Inc.

           NEVADA                                        76-0464805
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                          Federal Bronze Alloys Inc.

         DELAWARE                                        22-3539530
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)


                         Independent Metals Co., Inc.

         DELAWARE                                       39-1917866
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                 Interstate Steel Supply Company of Pittsburg

       PENNSYLVANIA                                      25-1712304
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                          InterstateSteel Supply Co.

       PENNSYLVANIA                                      23-2088211
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)


                     Interstate Steel Processing Company

       PENNSYLVANIA                                      23-2179458
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                    Interstate Steel Supply Company of Maryland

           MARYLAND                                     52-1684672
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                            Harvey Titanium, Ltd.

         DELAWARE                                       95-4666092
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                         Jeffreys Steel Company, Inc.

          ALABAMA                                       63-0518679
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)


                       Meier Metal Servicenters, Inc..

          MICHIGAN                                       38-2614040
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                        Metals USA Finance Corporation

         DELAWARE                                        76-0549340
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                        Metals USA Service Corporation

        DELAWARE                                        76-0549339
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                      Cornerstone Patio Concepts, L.L.C.

          NEVADA                                         95-4582177
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                                Musa GP, Inc.

         DELAWARE                                         76-0541470
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                         Queensboro Steel Corporation

        NORTH CAROLINA                                   56-0568221
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                            R.J. Fabricating, Inc.

        WISCONSIN                                       39-1732008
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)



                             Royal Aluminum, Inc.

        DELAWARE                                        52-2068077
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                       Southern Alloy of America, Inc.

      NORTH CAROLINA                                     56-1182532
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                         Steel Service Systems, Inc.

        WISCONSIN                                       39-1667843
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                       Texas Aluminum Industries, Inc.

         TEXAS                                          74-1491550
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                               Uni-Steel, Inc.

         OKLAHOMA                                        73-1309371
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                              Wayne Steel, Inc.

           OHIO                                          34-0891223
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                      Williams Steel & Supply Co., Inc.

          WISCONSIN                                     39-1839956
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)


                       8 5/8% Senior Subordinated Notes
                                   Due 2008

      GENERAL

1.    GENERAL INFORMATION.

      Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            Comptroller of the Currency
            490 L'Enfant Plaza East, S.W.
            Washington, D.C.  20219

            Federal Deposit Insurance Corporation
            550 17th Street, N.W.
            Washington, D.C.  20429

            Federal Reserve Bank (12th District)
            San Francisco, California

      (b) Whether it is authorized to exercise corporate trust powers.

      The trustee is authorized to exercise corporate trust powers.

2.    AFFILIATIONS WITH THE OBLIGOR

      If the obligor is an affiliate of the trustee, describe each such affiliation.

      None.

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

      The obligor currently is not in default under any of its outstanding securities for which U.S. Trust Company of California, N.A. is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15
of Form T-1 are not required under General Instruction B.

16.   LIST OF EXHIBITS

      T-1.1 - A copy of the Articles of Association of U.S. Trust Company of California, N.A. currently in effect; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

      T-1.2 - Included in Exhibit T-1.1

      T-1.3 - Included in Exhibit T-1.1

      T-1.4 - A copy of the By-Laws of U.S. Trust Company of California, N.A., as amended to date; incorporated by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 33-54136.

      T-1.6 - The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939; incorporated herein by reference to Exhibit T-1.6 filed with Form T-1 Statement, Registration No. 33-33031.

      T-1.7 - A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority

NOTE

As of April 22, 1996 the Trustee had 20,000 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation

The responses to Items 2, 5, 6, 7, 8, 9, 10, 11 and 14 set forth the information requested as though U. S. Trust Company of California, N.A. and U.S. Trust Corporation were the "trustee."

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

Pursuant to the requirements of the Trust Indenture of Act of 1939, the trustee, U.S. Trust Company of California, N.A., a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 23rd day of April 1996.

                               U.S. TRUST COMPANY OF CALIFORNIA, N.A.
                               Trustee


                               By:___________________________________________

                                               Deborah Young
                                            Authorized Signatory

U.S. TRUST COMPANY OF CALIFORNIA, N.A.    Call Date: 12/31/97    ST-BK:  06-0784  FFIEC 033
515 SOUTH FLOWER STREET, SUITE 2700       Vendor ID:        D    Cert #:   33332  Page RC-1
LOS ANGELES, CA  90071                    Transit #: 12204024               [9]

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                                          C200  <-
                                                                                       DOLLAR AMOUNTS IN THOUSANDS
------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                           RCON
 1. Cash and balances due from depository institutions (from Schedule RC-A)
    a.  Noninterest-bearing balances and currency and coin (1)__________________ ____   ______   0081    7,614 1.a
    b.  Interest bearing balances (2)___________________________________________ ____   ______   0071      239 1.b
 2. Securities:
    a.  Held-to-maturity securities (from Schedule RC-B, column A)______________ ____   ______   1754        0 2.a
    b.  Available-for-sale securities (from Schedule RC-B, column D)____________ ____   ______   1773  178,381 2.b
 3. Federal funds sold and securities purchased under agreements to resell______ ____   ______   1350   60,000 3.
 4. Loans and lease financing receivables:                                       RCON
    a. Loans and leases, net of unearned income (from Schedule RC-C)____________ 2122   55706                  4.a
    b. LESS:  Allowance for loan and lease losses_______________________________ 3123   1,000                  4.b
    c. LESS:  Allocated transfer risk reserve___________________________________ 3128       0                  4.c
    d. Loans and leases, net of unearned income, allowance, and reserve                          RCON
        (item 4.a minus 4.b and 4.c)____________________________________________ ____   ______   2125   54,706 4.d
 5. Trading assets______________________________________________________________ ____   ______   3545        0 5.
 6. Premises and fixed assets (including capitalized leases)____________________ ____   ______   2145    6,801 6.
 7. Other real estate owned (from Schedule RC-M)________________________________ ____   ______   2150        0 7.
 8. Investments in unconsolidated subsidiaries and associated companies
    (from Schedule RC-M)________________________________________________________ ____   ______   2130        0 8.
 9. Customers' liability to this bank on acceptances outstanding________________ ____   ______   2155        0 9.
10. Intangible assets (from Schedule RC-M)______________________________________ ____   ______   2143    2,380 10.
11. Other assets (from Schedule RC-F)___________________________________________ ____   ______   2160    5,307 11.
12. Total assets (sum of items 1 through 11)____________________________________ ____   ______   2170  315,428 12.

-------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

U.S. TRUST COMPANY OF CALIFORNIA, N.A.    Call Date: 12/31/97    ST-BK:  06-0784  FFIEC 033
515 SOUTH FLOWER STREET, SUITE 2700       Vendor ID:        D    Cert #:   33332  Page RC-2
LOS ANGELES, CA  90071                    Transit #: 12204024               [10]

SCHEDULE RC - CONTINUED

                                                                                       DOLLAR AMOUNTS IN THOUSANDS
------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a.  In domestic offices (sum of totals of                                                    RCON
         columns A and C from Schedule RC-E)____________________________________                 2200  277,226 13.a
                                                                                 RCON
         (1)  Noninterest-bearing (1)___________________________________________ 6631   33,806                 13.a.
         (2)  Interest-bearing _________________________________________________ 6636  243,420
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
         (1) Noninterest-bearing________________________________________________
         (2) Interest-bearing___________________________________________________
14. Federal funds purchased(2) and securities sold under agreements to repurchase:               RCON
                                                                                                 2800        0 14
15. a.  Demand notes issued to the U.S. Treasury________________________________ ____  _______   2840        0 15.a
    b.  Trading liabilities_____________________________________________________ ____  _______   3548        0 15.b
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a.  WITH A REMAINING MATURITY OF ONE YEAR OR LESS___________________________ ____  _______   2332        0 16.a
    B.  WITH A REMAINING MATURITY OF MORE THAN ONE YEAR THROUGH THREE YEARS_____ ____  _______   A547        0 16.b
    C. WITH A REMAINING MATURITY OF MORE THAN THREE YEARS_______________________ ____  _______   A548        0 16.c
17. Not applicable
18. Bank's liability on acceptances executed and outstanding____________________ ____  _______   2920        0 18.
19. Subordinated notes and debentures___________________________________________ ____  _______   3200        0 19.
20. Other liabilities (from Schedule RC-G)______________________________________ ____  _______   2930    8,609 20.
21. Total liabilities (sum of items 13 through 20)______________________________ ____  _______   2948  285,835 21.
22. Not applicable

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus_______________________________ ____  _______   3838   5,000 23.
24. Common stock________________________________________________________________ ____  _______   3230   2,000 24.
25. Surplus (exclude all surplus related to preferred stock)____________________ ____  _______   3839  12,745 25.
26. a.  Undivided profits and capital reserves__________________________________ ____  _______   3632   8,609 26.a
    b.  Net unrealized holding gains (losses) on available-for-sale securities__ ____  _______   8434   1,239 26.b
27. Cumulative foreign currency translation adjustments_________________________ ____  _______
28. a.  Total equity capital (sum of items 23 through 27)_______________________ ____  _______   3210  29,593 28.
29. Total liabilities and equity capital (sum of items 21and 28)________________ ____  _______   3300 315,428 29.


MEMORANDUM
   TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

 1. Indicate in the box at the right the number of the statement below that best
    describes the most comprehensive level of auditing work performed for the                    RCON
    bankby independent external auditors as of any date during 1996___________________________   6724    N/A  M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work
---------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Includes limited life preferred stock and related surplus.